Exhibit 99.1

Red Robin Gourmet Burgers Reports Financial Results For The Second

Quarter Ended July 11, 2004, Provides Guidance for Third Quarter and

Updates Full Year 2004

Greenwood Village, CO — (BUSINESS WIRE) – August 12, 2004 – Red Robin Gourmet Burgers, Inc. (Nasdaq: RRGB), a casual dining restaurant chain that serves an imaginative selection of high quality gourmet burgers to America’s families, particularly women, teens and tweens, today reported revenues and earnings for the twelve weeks ended July 11, 2004 and gave updated projections for fiscal 2004.

Financial and Operational Highlights

Highlights for the second quarter of 2004 compared to the same quarter last year were as follows:

•	Total revenues increased 24.0% to $93.8 million

•	Company-owned comparable restaurant sales increased 5.7%

•	Restaurant-level operating profit increased 33.7% to $19.2 million

•	Income from operations increased 40.5% to $9.4 million

•	Diluted earnings per share increased 38.5% to $0.36

“Our second quarter results demonstrate the outstanding contributions from the entire Red Robin organization. We remain confident with the positioning of the Red Robin concept among the various alternatives offered in the casual dining sector and we believe our financial performance and restaurant expansion plans reflect the strong appeal of our concept. We also remain very focused, as do our restaurant teams, on our commitment to quality and values, and on continuing to deliver wholesome, fun “feel-good” experiences to our guests,” said Mike Snyder, Chief Executive Officer.

During the second quarter, the company opened three new company-owned restaurants. Five new franchise restaurants opened in the second quarter and two Canadian franchise restaurants were closed. In addition, a total of five more restaurants, including three company-owned and two franchised, have opened thus far in the third quarter. The Company expects to open an additional nine company-owned restaurants during the remainder of the year, for a total of 22 new restaurants in 2004. Our franchisees are expected to open three to four additional restaurants during the remainder of 2004 for a total of 17 to 18 new franchise restaurants for the year.

Comparable restaurant sales increased 5.7% for company-owned restaurants in the second quarter of 2004 compared to the second quarter of 2003, driven by an increase in guest counts of 3.2% and an increase in the average guest check of 2.5%. This marks the 30th consecutive quarter that Red Robin has posted positive comparable sales for company-owned restaurants. Comparable sales for franchise restaurants in the U.S. and Canada increased 5.0% and 3.0%, respectively.

Total Company revenues, which include company-owned restaurant sales as well as franchise royalties and fees, increased by 24.0%, to $93.8 million in the second quarter of 2004, compared to $75.6 million in the prior year period. Average weekly comparable sales for company-owned restaurants were $62,882 for the second quarter of 2004, compared to $59,471 for the same quarter last year.

The Company’s franchise royalties and fees increased $644,900, or 29.8%, in the second quarter compared to the same quarter a year ago. This increase was primarily attributable to royalties generated from the 22 franchise restaurants opened in 2003 and 2004. For the second quarter, Red Robin’s franchise system reported an increase in total U.S. franchise restaurant sales of 28.4%, to $64.7 million, compared to $50.4 million in the prior year period. Average weekly sales for Red Robin’s comparable franchise restaurants were $56,497 in the U.S. versus $53,792 for the same period last year, and $41,767 in Canada versus $40,558 for the same period last year. Canadian results are in Canadian dollars.

The second quarter results include a $257,000 pre-tax gain, or approximately $0.01 per share after-tax, realized on the sale of real property, improved margins due in part to increased restaurant operating efficiencies and a moderate price increase taken in mid-June, and a reduction in workers compensation expense.

Net income for the second quarter of 2004 was $5.9 million or $0.36 per diluted share, as compared to net income of $4.0 million or $0.26 per diluted share in the prior year period.

The Company’s restaurant-level operating profit metric does not represent operating income or net income calculated in accordance with generally accepted accounting principles (GAAP). Schedule 1 to this earnings release reconciles restaurant-level operating profit to income from operations and net income.

Outlook

For the third quarter and twelve weeks ending on October 3, 2004, the Company expects total revenues of approximately $94 to $96 million and net income of approximately $0.32 to $0.33 per diluted share. These projected results are based upon certain assumptions, including an expected comparable restaurant sales increase of 3% to 5%, the opening of six new company-owned restaurants during the quarter and the expensing of the associated pre-opening costs.

For full fiscal year 2004, the Company expects revenues of approximately $402 to $405 million and net income of $1.34 to $1.36 per diluted share. This estimate assumes a comparable restaurant sales increase of 4.5% to 5.5%, the addition of 22 new corporate restaurants and 17 to 18 new franchise restaurants during fiscal 2004. The Company previously reported that it expected revenues for full fiscal year 2004 to be approximately $397 to $402 million and net income to be approximately $1.20 to $1.22 per diluted share.

Investor Conference Call and Webcast

Red Robin will host an investor conference call to discuss its second quarter results on Thursday, August 12, 2004, at 5:00 p.m. ET. The conference call number is (877) 691-0878 and the

Company will broadcast its conference call over the Internet. To access the broadcast, please visit http://irpage.com/rrgb/, or the Company’s website at www.redrobin.com and select the “Investor” link from the menu. The quarterly financial information that we intend to discuss during the conference call is included in this press release and will be available on the Company’s website at http://irpage.com/rrgb/ for 12 months following the conference call. To listen to a webcast replay of the conference call and to access any additional financial information that may be discussed on the call, please visit http://irpage.com/rrgb/. The webcast replay will be available for 12 months following the conference call.

About Red Robin Gourmet Burgers

Red Robin Gourmet Burgers (www.redrobin.com) is a casual dining restaurant chain that serves an imaginative selection of high quality gourmet burgers to America’s families, particularly women, teens and tweens. Red Robin serves gourmet burgers in a variety of recipes with bottomless fries, as well as many other items including salads, soups, appetizers, entrees, desserts, and its signature Mad Mixology® specialty beverages. There are more than 240 Red Robin locations across the United States and Canada, including both company-owned locations and those operated under franchise or license agreements.

Forward-Looking Statements

Certain information contained in this press release includes forward-looking statements. Forward-looking statements include statements regarding our expectations, beliefs, intentions, plans, objectives, goals, strategies, future events or performance and underlying assumptions and other statements which are other than statements of historical facts. These statements may be identified, without limitation, by the use of forward-looking terminology such as “may,” “will,” “anticipates,” “expects,” “believes,” “intends,” “should” or comparable terms or the negative thereof. All forward-looking statements included in this press release are based on information available to us on the date hereof. Such statements speak only as of the date hereof and we assume no obligation to update such forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future. These statements involve risks and uncertainties that could cause actual results to differ materially from those described in the statements. These risks and uncertainties include, but are not limited to, the following: our ability to achieve and manage our planned expansion; our ability to raise capital in the future; the ability of our franchisees to open and manage new restaurants; our franchisees’ adherence to our practices, policies and procedures; changes in the availability and costs of food; potential fluctuation in our quarterly operating results due to seasonality and other factors; the continued service of key management personnel; the concentration of our restaurants in the Western United States; our ability to protect our name and logo and other proprietary information; changes in consumer preferences, general economic conditions or consumer discretionary spending; health concerns about our food products; our ability to attract, motivate and retain qualified team members; the impact of federal, state or local government regulations relating to our team members or the sale of food or alcoholic beverages; the impact of litigation; the effect of competition in the restaurant industry; cost and availability of capital; additional costs associated with compliance and corporate governance, including the Sarbanes-Oxley Act and related regulations and requirements; and other risk factors described from time to time in SEC reports filed by Red Robin.

For further information contact:

Don Duffy/Tom Ryan

Integrated Corporate Relations

203-222-9013

RED ROBIN GOURMET BURGERS, INC.

Condensed Consolidated Statements of Income

(In thousands, except per share data)

(Unaudited)

	Twelve Weeks Ended		Twenty-eight Weeks Ended
	July 11, 2004	July 13, 2003	July 11, 2004	July 13, 2003
Revenues:
Restaurant	$90,896	$73,329	$204,179	$163,546
Franchise royalties and fees	2,811	2,166	6,121	4,752
Rent revenue	61	97	197	186

Total revenues	93,768	75,592	210,497	168,484

Costs and Expenses:
Restaurant operating costs:
Cost of sales	21,351	17,314	48,181	38,365
Labor	31,597	25,858	71,706	57,707
Operating	13,096	10,853	29,629	24,820
Occupancy	5,683	4,966	13,029	11,234
Depreciation and amortization	4,515	3,566	10,208	8,126
General and administrative	6,596	5,429	14,659	12,334
Franchise development	629	324	2,954	1,721
Pre-opening costs	871	571	2,096	1,356

Total costs and expenses	84,338	68,881	192,462	155,663

Income from operations	9,430	6,711	18,035	12,821

Other (Income) Expense:
Interest expense	579	650	1,411	1,589
Interest income	(74)	(71)	(173)	(167)
Gain on sale of property	(257)	—	(257)	—
Loss on extinguishment of debt	—	106	—	106
Other	50	(15)	88	(34)

Total other expenses	298	670	1,069	1,494

Income before income taxes	9,132	6,041	16,966	11,327
Provision for income taxes	(3,199)	(2,006)	(5,862)	(3,761)

Net income	$5,933	$4,035	$11,104	$7,566

Net income per share:
Basic	$0.37	$0.27	$0.69	$0.50

Diluted	$0.36	$0.26	$0.68	$0.50

Weighted average shares outstanding:
Basic	16,007	15,115	15,985	15,062

Diluted	16,302	15,352	16,301	15,273

RED ROBIN GOURMET BURGERS, INC.

Condensed Consolidated Balance Sheets

(In thousands, except share amounts)

(Unaudited)

	July 11, 2004	December 28, 2003
Assets
Current Assets:
Cash and cash equivalents	$4,040	$4,871
Accounts receivable, net	1,359	1,146
Inventories	4,820	4,357
Prepaid expenses and other current assets	2,117	3,977
Income tax refund receivable	—	1,172
Deferred tax asset	1,075	1,075
Restricted current assets – marketing funds	1,380	959

Total current assets	14,791	17,557

Property and equipment, at cost, net	180,167	151,061
Deferred tax asset	4,669	4,710
Goodwill, net	25,720	25,720
Other intangible assets, net	7,847	8,118
Other assets, net	2,778	3,047

Total assets	$235,972	$210,213

Liabilities and Stockholders’ Equity
Current Liabilities:
Trade accounts payable	$13,175	$9,139
Accrued payroll and payroll-related liabilities	15,784	12,931
Unredeemed gift certificates	2,609	3,997
Accrued liabilities	9,937	6,622
Accrued liabilities – marketing funds	1,380	959
Current portion of long-term debt and capital lease obligations	1,474	1,422

Total current liabilities	44,359	35,070

Deferred rent payable	5,662	5,296
Long-term debt and capital lease obligations	39,846	36,206
Commitments and contingencies	—	—
Stockholders’ Equity:
Common stock; $.001 par value: 30,000,000 shares authorized; 16,051,796 and 15,969,723 shares issued and outstanding as of July 11, 2004 and December 28, 2003, respectively	16	16
Preferred stock; $.001 par value: 3,000,000 shares authorized; no shares issued and outstanding	—	—
Additional paid-in capital	123,533	122,184
Deferred compensation	(90)	(130)
Receivables from stockholders/officers	(6,526)	(6,432)
Accumulated other comprehensive loss, net of tax benefit	(43)	(108)
Retained earnings	29,215	18,111

Total stockholders’ equity	146,105	133,641

Total liabilities and stockholders’ equity	$235,972	$210,213

RED ROBIN GOURMET BURGERS, INC.

Condensed Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Twenty-eight Weeks Ended
	July 11, 2004	July 13, 2003
Cash Flows From Operating Activities:
Net income	$11,104	$7,566
Non-cash adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	10,208	8,126
Other, net	415	340
Changes in operating assets and liabilities	11,454	5,827

Net cash flows provided by operating activities	33,181	21,859

Cash Flows From Investing Activities:
Proceeds from sales of property and equipment	1,102	90
Purchases of property and equipment	(39,771)	(28,291)

Net cash flows used in investing activities	(38,669)	(28,201)

Cash Flows From Financing Activities:
Borrowings of long-term debt	8,849	15,052
Payments of long-term debt and capital leases	(5,157)	(12,028)
Debt issuance costs	—	(756)
Proceeds from repayment of promissory notes	53	—
Proceeds from sales of common stock	912	510

Net cash flows provided by financing activities	4,657	2,778

Net (decrease) increase in cash and cash equivalents	(831)	(3,564)
Cash and cash equivalents, beginning of period	4,871	4,797

Cash and cash equivalents, end of period	$4,040	$1,233

Schedule 1

Reconciliation of Restaurant-Level Operating Profit to Income

from Operations and Net Income

The Company defines restaurant-level operating profit to be restaurant revenues minus restaurant-level operating costs, excluding restaurant closures and impairment costs. It does not include general and administrative costs, depreciation and amortization, franchise development costs and pre-opening costs. The Company believes that restaurant-level operating profit is an important measure of financial performance because it is widely regarded in the restaurant industry as a useful metric by which to evaluate a company’s restaurant-level operating efficiency and performance. The Company excludes restaurant closure costs as they do not represent a component of the efficiency of continuing operations. Restaurant impairment costs are excluded, because, similar to depreciation and amortization, they represent a non-cash charge for the Company’s investment in its restaurants and not a component of the efficiency of restaurant operations. Restaurant-level operating profit is not a measurement determined in accordance with generally accepted accounting principles (“GAAP”) and should not be considered in isolation or as an alternative to income from operations or net income as indicators of financial performance. Restaurant-level operating profit as presented may not be comparable to other similarly titled measures of other companies. The table that follows sets forth the Company’s calculation of restaurant-level operating profit and a reconciliation to income from operations and net income, the most directly comparable GAAP measures.

	Twelve Weeks Ended		Twenty-eight Weeks Ended
	July 11, 2004	July 13, 2003	July 11, 2004	July 13, 2003
Restaurant sales	$90,896	$73,329	$204,179	$163,546
Restaurant operating costs:
Cost of sales	21,351	17,314	48,181	38,365
Labor	31,597	25,858	71,706	57,707
Operating	13,096	10,853	29,629	24,820
Occupancy	5,683	4,966	13,029	11,234

Restaurant-level operating profit	19,169	14,338	41,634	31,420
Add – Other Revenues	2,872	2,263	6,318	4,938

Deduct – Other Operating Expenses:
Depreciation and amortization	4,515	3,566	10,208	8,126
General and administrative	6,596	5,429	14,659	12,334
Franchise development	629	324	2,954	1,721
Pre-opening costs	871	571	2,096	1,356

Total Other Operating Expenses	12,611	9,890	29,917	23,537

Income from operations	9,430	6,711	18,035	12,821

Total other expenses	298	670	1,069	1,494
Provision for income taxes	3,199	2,006	5,862	3,761

Total Other	3,497	2,676	6,931	5,255

Net income	$5,933	$4,035	$11,104	$7,566